SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 6, 2012

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 6, 2012, a subsidiary of Natural Resource Partners L.P. (“NRP”) acquired the rail loadout, associated infrastructure assets and a contractual overriding royalty interest on certain tonnage at the Sugar Camp mine near Benton, Illinois for $58.85 million. The rail loadout and infrastructure assets were purchased from Sugar Camp Energy, LLC and the contractual overriding royalty interest was purchased from Ruger, LLC, both affiliates of the Cline Group. The acquisitions were funded with $17.85 million in cash and the remainder from NRP’s credit facility.

NRP will be paid a throughput fee ranging from $1.05 per ton to $1.17 per ton over the first twenty years of the agreement, for all coal produced from the first longwall miner unit and the associated development units. NRP will also be paid the greater of 3% of the gross selling price or $1.14 per ton for the tonnage associated with the contractual override, which has an anticipated life of 7 years. The longwall unit commenced operation in late February.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits.

(c) Exhibits

99.1     Press Release dated March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President and General Counsel

Dated: March 6, 2012